   As filed with the Securities and Exchange Commission on October 29, 1996.

                          File No. 333-______

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                           -----------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933


                   PHYSICIAN SALES & SERVICE, INC.
           (Exact Name of Registrant as Specified in its Charter)


                 FLORIDA                                 59-2280364
         (State or Other Jurisdiction of              (I.R.S. Employer
         Incorporation or Organization)          Identification Number)

                        7800 BELFORT PARKWAY, SUITE 250
                          JACKSONVILLE, FLORIDA 32256
                                 (904) 281-0011
  (Address, including zip code, and telephone number of Principal Executive
                                   Offices)

               AMENDED AND RESTATED 1994 LONG TERM INCENTIVE PLAN
                   AMENDED AND RESTATED DIRECTORS' STOCK PLAN
                            (Full Title of the Plan)

                                PATRICK C. KELLY
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                        PHYSICIAN SALES & SERVICE, INC.
                        7800 BELFORT PARKWAY, SUITE 250
                          JACKSONVILLE, FLORIDA  32256
                                 (904) 281-0011
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                      -------------------------------

                      CALCULATION OF REGISTRATION FEE


====================================================================================================================================
                                                                           Proposed                 Proposed
                Title of Securities               Amount to                Maximum                   Maximum              Amount of
                 to be Registered             be Registered(1)          Offering Price              Aggregate           Registration
                                                                         Per Share(2)           Offering Price(2)          Fee(2)
------------------------------------------------------------------------------------------------------------------------------------
          Common Stock, $.01 par value
          per share                           1,655,000 shares             $21.125                 $34,961,875             $10,595
------------------------------------------------------------------------------------------------------------------------------------

(1) An aggregate of 2,190,000 shares of PSS Common Stock are available for issuance under the Amended and Restated 1994 Long Term Incentive Plan and 200,000 shares of PSS Common Stock are available for issuance under the Amended and Restated Directors' Stock Plan (the "Plans"). The Registrant has previously filed a Registration Statement on Form S-8 with respect to 735,000 shares issuable under the Plans. This Registration Statement also covers any additional shares that may hereafter become issuable as a result of the adjustment and anti-dilution provisions of the Plans.
(2) Determined in accordance with Rule 457(h), the registration fee calculation is based on the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq National Market System on October 28, 1996.

     PART II.   INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The Registrant's Registration Statement on Form S-8 with respect to the 1994 Long Term Incentive Plan and the Directors Stock Plan filed with the Securities and Exchange Commission on March 14, 1995 (File No. 33-90464) is hereby incorporated by reference.


ITEM 8.  EXHIBITS

         The exhibits included as part of this Registration Statement are as follows:

                   Exhibit Number                                       Description
                   --------------                                       -----------

                        4(a)                   Amended and Restated Articles of Incorporation, as amended, of the Registrant (incorporated by reference from Registrant's
                                               Registration Statement on Form S-3, effective November 13,
                                               1995, Registration No. 33-97524)

                        4(b)                   Amended and Restated Bylaws of the Registrant (incorporated by reference from Registrant's Annual Report on Form S-1,
                                               Registration No. 33-76580)

                        5(a)                   Opinion of Counsel to the Registrant

                        23(a)                  Consent of Counsel (included in Exhibit 5(a))

                        23(b)                  Consent of Arthur Andersen LLP

                        23(c)                  Consent of Price Waterhouse LLP

                        24(a)                  Power of Attorney (included in Part II of this Registration
                                               Statement)

                        99(a)                  Amended and Restated 1994 Long-Term Incentive Plan
                                               (incorporated by reference to Exhibit 10.9 of the Registrant's
                                               Quarterly Report on Form 10-Q for the quarter ended June 30,
                                               1996, File No. 0-23832))

                        99(b)                  Amended and Restated Directors' Stock Plan (incorporated by reference to Exhibit 10.8 of the Registrant's Quarterly Report
                                               on Form 10-Q for the quarter ended June 30, 1996, File No. 0-
                                               23832)

                                               (signatures on following page)

                                  SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, Florida, on October 29, 1996.


                                      PHYSICIAN SALES & SERVICE, INC.


                                      By:      /s/ Patrick C. Kelly
                                          -----------------------------------
                                             Patrick C. Kelly
                                             Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Patrick C. Kelly and David A. Smith, and either of them (with full power in each to act alone), as true and lawful attorneys-in- fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 29, 1996.

                            Signature                                   Capacity
                            ---------                                   --------

   /s/ Patrick C. Kelly                          Chairman of the Board, Chief Executive
---------------------------------------------
Patrick C. Kelly                                 Officer and Director (principal executive officer)

   /s/ David A. Smith                            Vice President, Chief Financial Officer and Assistant
---------------------------------------------     Secretary and Director (principal financial and accounting
David A. Smith                                    officer)


   /s/ John F. Sasen, Sr.                        Director
---------------------------------------------
John F. Sasen, Sr.

   /s/ Delmer W. Dallas                          Director
---------------------------------------------
Delmer W. Dallas

                                                 Director
---------------------------------------------
William C. Mason

   /s/ T. O'Neal Douglas                         Director
---------------------------------------------
T. O'Neal Douglas

   /s/ Fred Elefant                              Director
---------------------------------------------
Fred Elefant

   /s/ Delores Kessler                           Director
---------------------------------------------
Delores Kessler

   /s/ James L.L. Tullis                         Director
---------------------------------------------
James L.L. Tullis

                                 EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8

                   Exhibit Number                                       Description
                   --------------                                       -----------

                        4(a)                   Amended and Restated Articles of Incorporation, as amended, of the Registrant (incorporated by reference from Registrant's
                                               Registration Statement on Form S-3, effective November 13,
                                               1995, Registration No. 33-97524)

                        4(b)                   Amended and Restated Bylaws of the Registrant (incorporated by reference from Registrant's Annual Report on Form S-1,
                                               Registration No. 33-76580)

                        5(a)                   Opinion of Counsel to the Registrant

                        23(a)                  Consent of Counsel (included in Exhibit 5(a))

                        23(b)                  Consent of Arthur Andersen LLP

                        23(c)                  Consent of Price Waterhouse LLP

                        24(a)                  Power of Attorney (included in Part II of this Registration
                                               Statement)

                        99(a)                  Amended and Restated 1994 Long-Term Incentive Plan
                                               (incorporated by reference to Exhibit 10.9 of the Registrant's
                                               Quarterly Report on Form 10-Q for the quarter ended June 30,
                                               1996, File No. 0-23832)

                        99(b)                  Amended and Restated Directors' Stock Plan (incorporated by reference to Exhibit 10.8 of the Registrant's Quarterly Report
                                               on Form 10-Q for the quarter ended June 30, 1996, File No. 0-
                                               23832)